EXHIBIT 10.2
------------


              IN THE UNITED STATES DISTRICT COURT
                 FOR THE DISTRICT OF COLORADO


Master File No. 95-B-1665


IN RE: RESORT INCOME INVESTORS, INC. SECURITIES LITIGATION

======================================================================

THIS DOCUMENT RELATES TO: ALL ACTIONS

======================================================================

Case No.: 97-B-2252

PHILIP FRANK, as Trustee for the Trust Under the Will of Helen Frank, and JOSEPH E. ALPERT, derivatively on behalf of RESORT INCOME INVESTORS, INC.,

                    Plaintiffs,

vs.

CHRISTOPHER HEMMETER, MARK HEMMETER,
DANIEL D. LANE, and JOHN R. YOUNG,

                    Defendants,

and

RESORT INCOME INVESTORS, INC.,

                    Nominal Defendant.

======================================================================


 NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTIONS, PROPOSED
    SETTLEMENTS, SETTLEMENT HEARINGS AND RIGHT TO SHARE IN
                          SETTLEMENT


TO:  ALL PERSONS WHO PURCHASED SHARES OF RESORT INCOME INVESTORS,
INC. ("RESORT") DURING THE PERIOD FROM MARCH 31, 1993 TO JUNE 29, 1995, INCLUSIVE, AND TO ALL HOLDERS OF SHARES OF RESORT ON NOVEMBER __, 1997.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. THE NOTICE CONTAINS INFORMATION CONCERNING THE RIGHTS OF CLASS MEMBERS AND CURRENT RESORT SHAREHOLDERS, INCLUDING THE HEARINGS AT WHICH THE COURT WILL CONSIDER A PROPOSED SETTLEMENT OF THE ABOVE CAPTIONED ACTIONS AND RELATED MATTERS. THE NOTICE ALSO DESCRIBES THE PROCEDURE BY WHICH CLASS MEMBERS MAY SUBMIT CLAIMS TO SHARE IN THE CLASS ACTION FUND.

CLASS MEMBERS MUST SUBMIT PROOF OF CLAIM ON THE FORM ACCOMPANYING THIS NOTICE ON OR BEFORE __________, 1998.

EXCLUSION REQUEST: REQUESTS FOR EXCLUSION FROM THE CLASS ACTION FUND MUST BE RECEIVED NO LATER THAN ______, 1997.

SECURITIES BROKERS AND OTHER NOMINEES:  PLEASE SEE INSTRUCTIONS ON PAGE ___
HEREIN.

     NOTICE IS HEREBY GIVEN, pursuant to Rules 23 and 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the District of Colorado (the "Court") that (i) a class, as further defined herein, has been conditionally certified in the above-referenced class action by the Court for settlement purposes only, and (ii) a settlement has been reached for the benefit of the class in the class action, and for the benefit of Resort in the related derivative action, on terms summarized in this Notice. The purpose of this Notice is to inform you of this litigation relating to Resort, the proposed Settlements and plan of distribution, the hearings on the Settlements and your rights and responsibilities with respect to these matters.

          Separate hearings (the "Settlement Hearings") will be held in both the Class Action and the Derivative Action before the Honorable Lewis
T. Babcock, United States District Judge, at the United States Courthouse, 1929 Stout Street, Denver, Colorado 80294, in Courtroom No. ___, on __________, __, 1998, at ___:___ __m., (for the Derivative Action) and at
___:___ __m. (for the Class Action), for the purpose of determining, among other things: whether the proposed settlement in each of these actions on the terms and conditions set forth in the Stipulation of Settlement dated November __, 1997 (the "Stipulation") is fair, reasonable and adequate and should be granted final approval; whether the Class was adequately represented by the named Class Action Plaintiffs and by Class Counsel; whether the proposed plan of distribution in the class action should be approved; and whether the application of plaintiffs' counsel for attorneys' fees, expenses and costs should be granted. At the Settlement Hearings, the Court will determine whether to finally approve the settlements and dismiss the actions and the claims asserted in each. The Settlement Hearings may be adjourned from time to time by the Court without further written notice to the Class or the shareholders of Resort.


                DESCRIPTION OF THE CLASS ACTION
                -------------------------------

          1. On June 29, 1995 Resort announced that it had decided to commence an orderly self-liquidation of its assets and that its independent directors, after consultation with Resort's advisors, had determined to reduce the value of the Company's loan portfolio by recognizing an accounting charge of approximately $12.5 million. As a result of this charge, the net book value of the Company was reduced to approximately $27.5 million, and shares of Resort common stock, which had traded from January 1995 to June 1995 between $9 and $10 3/8 per share, fell to under $4 per share.

          2. In July, 1995 and August, 1995, respectively, class action lawsuits were filed by Resort shareholders Edward and Ethel Sarnoff and Sheldon L. Contract ("Class Action Plaintiffs"). By an Order of the Court filed on November 8, 1995, these class actions were consolidated for all purposes (the "Class Action").

          3. A Consolidated Amended Class Action Complaint (the "Class Complaint") was filed on December 6, 1995. The Class Complaint names as defendants Resort, RII Advisors, Inc., Christopher B. Hemmeter
("C. Hemmeter"), Mark Hemmeter ("M. Hemmeter"), Christopher R. Hemmeter ("C.R. Hemmeter"), Gregory S. Hooper ("Hooper"), John R. Young ("Young"), Daniel D. Lane ("Lane") and Deloitte & Touche, LLP ("D&T")(the "Class Action Defendants"). The Class Complaint alleges the Class Action Defendants violated sections 10(b) and 20 of the Securities Exchange Act of

1934, 15 U.S.C. Section 78j(b) and 78t, and Rule 10b-5 promulgated thereunder, 17 C.F.R. Section 240.10b-5. The Class Complaint alleges, among other things, that the Class Action Defendants: (i) failed to disclose and misrepresented the full and complete nature of the temporary investments and loans made by Resort, and the magnitude of the risks associated with those investments and loans; (ii) failed to maintain adequate loan loss reserves for Resort's mortgage loans and temporary investments, thereby overstating Resort's assets; and (iii) misrepresented that Resort's financial statements were audited in accordance with Generally Accepted Auditing Standards and were prepared in accordance with Generally Accepted Accounting Principles.

          4. On November 27, 1995 the Class Action Plaintiffs moved for certification of a class pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure. Following discovery relating to class certification (including the depositions of the Class Action Plaintiffs), the Class Action Defendants submitted briefs in opposition to the motion for class certification. Oral argument on the class motion was heard by the Court on October 25, 1996.

          5. On January 16, 1996 the Class Action Defendants moved to dismiss the claims asserted in the Class Action. The motions to dismiss were briefed, and oral argument was heard by the Court on October 25, 1996.

          6. When a settlement in principle was agreed upon, the Court had not yet ruled on the motion for class certification or the motions to dismiss.


           CERTIFICATION AND DEFINITION OF THE CLASS
           -----------------------------------------

          7. In connection with the proposed settlement of the Class Action, the Court by Order dated November __, 1997 has provisionally certified a class (the "Class") comprised of:

          all persons who purchased or otherwise acquired
Resort stock during the period from March 31, 1993 through June 29, 1995, inclusive (the "Class Period"), excluding (i) the Class Action Defendants,
(ii) any entity in which any Class Action Defendant has a controlling interest, (iii) the partners, corporate officers and directors of any of the Class Action Defendants, and (iv) the legal representatives, heirs, successors or assigns of any such excluded party.

          8. In the event that the settlement of the Class Action is approved by the Court at the Hearing, the provisional class, excluding those persons who properly and timely file a Request for Exclusion (as explained on page ___ below), shall be finally certified as a class by the Court in accordance with the terms of the Stipulation.

          9. The Court has approved the designation of Edward and Ethel Sarnoff and Sheldon L. Contract as representatives of the Class and designated the following attorneys to serve as Class counsel:

Zachary Alan Starr, Esq.      Jonathan M. Plasse, Esq.
STARR & HOLMAN, LLP           James W. Johnson, Esq.
Ten East Fortieth Street,     GOODKIND LABATON RUDOFF
  Suite 2904                  & SUCHAROW LLP
New York, New York 10016      100 Park Avenue
                              New York, New York 10017

          10. All members of the Class, except those who request exclusion pursuant to this Notice in accordance with the procedure described below, will be bound by the proposed settlement and judgment in the Class Action, will be included in any other judgment in the Class Action whether favorable or not, and will be eligible to share in the recovery obtained for the benefit of the Class. Persons who are excluded from the Class will not be eligible to share in any recovery obtained for the benefit of the Class, whether through the proposed settlement or otherwise.


             DESCRIPTION OF THE DERIVATIVE ACTION
             ------------------------------------

          11. In June and July of 1995, two separate actions were commenced in the Court of Chancery of the State of Delaware, in and for Newcastle County: ALBERT V. CHRISTOPHER B. HEMMETER ET AL., C.A. No. 14389, and FRANK V. CHRISTOPHER HEMMETER, ET AL., C.A. No. 14413 (collectively, the "Delaware Derivative Actions"). The Delaware derivative actions purport to allege that certain officers and directors of Resort breached their fiduciary duties to Resort, wasted Resort assets and that Christopher Hemmeter, through his direct and/or indirect borrowing from Resort, stood in a conflict of interest position. Defendants in the Delaware derivative action are C. Hemmeter, M. Hemmeter, Young and Lane. Resort is also a nominal defendant in the Delaware derivative action ("Derivative Defendants"). Defendants in the Delaware derivative actions moved to dismiss the action for failure to comply with the requirements of Delaware law.

          12. To avoid duplicative efforts and to reduce costs related to the proposed settlement described in this Notice, the plaintiffs in the Delaware Derivative Actions filed a complaint in this Court (the "Colorado Derivative Action") on October 17, 1997. The complaint filed in the Colorado Derivative Action contains substantially similar claims as those asserted in the Delaware Derivative Actions. (The Delaware Derivative Actions and the Colorado Derivative Action are collectively referred to as the "Derivative Action." The Class Action and the Derivative Action are collectively referred to as the "Actions".) It is the intent of the parties to the Derivative Action that approval of the Settlement by the Court in Colorado will be followed by a dismissal of the Delaware Derivative Action with prejudice based upon the dismissal here.

          13. The Court has approved the designation the following attorneys to serve as Derivative Counsel:

     Jeffrey G. Smith
     Wolf Haldenstein Adler
     Freeman & Herz LLP
     270 Madison Avenue
     New York, New York 10016

Joshua N. Rubin
Abbey Gardy & Squitieri
212 East 39th Street
New York, New York 10016

                 BACKGROUND TO THE SETTLEMENT
                 ----------------------------

          14. The Class Action Defendants and Derivative Defendants (hereinafter collectively referred to as "Defendants") have denied all allegations of wrongdoing or liability in the actions and any other accusations of wrongdoing or violations of law. The Stipulation is not and shall not be construed or be deemed to be evidence of or an admission or concession on the part of any of the Defendants or other Released Parties (as defined in Footnote 1 below) of any fault or liability or damages whatsoever, and Defendants do not concede any infirmity in any defense which they have asserted or intended to assert in the Actions.

          15.  Prior to entering into the Stipulation, Plaintiffs'
Counsel in the Actions conducted an investigation relating to the events and transactions underlying the claims, and conducted pretrial discovery on the merits including, among other things, depositions of witnesses; the review and analysis of tens of thousands of pages of documents produced by Defendants and third parties or acquired during the course of their investigation; the review and analysis of public documents, including filings by Resort with government agencies; consultation with experts; and review of applicable law with respect to the claims and defenses presented in the Actions.

          16. Plaintiffs' Counsel's decision to enter into the settlement was made with knowledge of the facts and circumstances underlying the claims in the Actions and the strengths and weaknesses of those claims. In determining to settle the action, Plaintiffs' Counsel have evaluated the extensive discovery and investigation undertaken in the Actions, and taken into account: (i) the substantial expense and length of time necessary to prosecute the Actions through a trial, post-trial motions and likely appeals; (ii) the uncertain outcome and risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such complex matters; (iii) the strength and uncertainties of the claims in their Actions, and the substantial immediate benefits conferred upon the Class and Resort by settlement set forth in the Stipulation. Based upon their consideration of all these factors, and Resort's current financial condition, Plaintiffs' Counsel have determined that the settlement, as set forth in the Stipulation, is fair and in the best interest of the Plaintiffs, the Class (with respect to the class action) and Resort (with respect to the derivative actions).

          17. The Defendants deny any liability whatsoever to the Plaintiffs or the Class, deny each of Plaintiff's claims, and deny any liability arising out of the conduct alleged in the Actions. Moreover, Defendants deny that the Plaintiffs, any member of the Class or Resort suffered damages, that Defendants engaged in any negligent or reckless conduct, any fraudulent scheme or improper practice, or that Resort Shares were artificially inflated by reason of misrepresentations, non-disclosures, or otherwise.

          18. The Parties agree that the Stipulation may not be used as an admission against any of the Defendants of wrongdoing or liability.

          19. Defendants have concluded it is desirable that the Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation in order to avoid the expense, inconvenience and distraction of further legal proceedings, and put to rest the Released Claims (as defined in footnote 2) asserted by the Class and on behalf of Resort. In determining to enter into and/or perform the settlement, Defendants have also considered a number of issues, including the uncertain outcome of complex matters such as the Actions, as well as the difficulties and delays inherent in such matters, and the strengths and uncertainties of the claims asserted in the Actions.

          20. The amount of damages, if any, which Plaintiffs could prove is also a matter of serious dispute by the Parties, and the settlements's proposed plan of distribution does not constitute a finding, admission or concession that probable damages could be measured. No determination has been made by the Court as to liability or the amount, if any, of damages suffered by the Class or Resort, nor the proper measure of any such damages. The determination of damages, like the determination of liability, is a complicated and uncertain process, typically involving conflicting expert opinions. During the course of the actions, Defendants, in addition to denying any liability, disputed that the Class and Resort were damaged by any wrongful conduct on Defendants' part. The settlement described in the Notice is provides an immediate and substantial cash benefit, and avoids the risks that liability or damages might not be proven at trial.

          21. THE COURT HAS NOT RULED ON ANY ISSUE OF LIABILITY OR DAMAGES, AND THIS NOTICE IS NOT TO BE UNDERSTOOD AS AN EXPRESSION OF OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIM OR DEFENSE ASSERTED BY THE PARTIES. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN ANY VIOLATION OF LAW OR THAT ANY AMOUNT WILL BE RECOVERED IF THE ACTIONS ARE NOT SETTLED BUT ARE INSTEAD RESOLVED BY TRIAL. RATHER, IT IS SENT FOR THE PURPOSE OF INFORMING YOU OF YOUR RIGHTS WITH REGARD TO THE ACTIONS AND THE PROPOSED SETTLEMENT.

                   THE PROPOSED SETTLEMENTS
                   ------------------------

          22. The settlement of the Derivative Action provides for the cash payment to Resort of $1,425,000 plus accrued interest commencing on August 6, 1997 (the "Derivative Fund").

          23. The settlement of the Class Action provides for an aggregate cash payment of approximately $5,630,000 plus accrued interest on a portion of this amount. This settlement amount includes:

               (a) A cash payment of $3,630,000 which has been paid into escrows on behalf of the Class, the components of which have been earning interest for the benefit of the Class since August 9, 1997 and August 11, 1997;

               (b) a cash payment by Resort of an amount equal to the greater of (i) 44 percent of Resort's net assets in liquidation valued as of December 31, 1997 or the date Resort files its certification of liquidation, whichever is earlier, or (ii) $1,000,000; and

               (c)  the $1,425,000 from the Derivative Action
Settlement Fund, less the payment of such attorneys' fees and expenses (the "Additional Resort Payment") as may be awarded by the Court in the Derivative Action.

(The total amount of funds ultimately received in settlement of the Class Action is referred to as the "Class Action Fund.")

          24. After payment of attorneys' fees and litigation costs and expenses of plaintiffs' counsel in the Class Action, including fees and expenses of experts, notice costs, and fees and expenses of settlement administration, the Class Action Fund shall be distributed, pursuant to Court approval, to members of the Class in accordance with the plan of distribution described below.

          25. When the settlement becomes effective, the Actions and the claims asserted will be dismissed with prejudice and the Plaintiffs and Class members who have not properly completed a Request for Exclusion (as described below) and persons who held shares of Resort as of November __, 1997, the date of the Stipulation ("Current Shareholders") will be deemed to have released all claims, whether individual or class, direct or derivative, that were or could have been alleged in the Actions against all Released Parties.

          26. The Stipulation provides that Resort and D&T may withdraw from and terminate the Class Action Settlement in the event that potential Class members holding in excess of a certain amount of Resort stock exclude themselves from the Class.

          27.  The Stipulation provides that if the Class Action
Settlement is not approved, the Derivative Settlement may proceed with the monies in the Derivative Fund less Derivative Counsel's attorneys' fees being paid to Resort.

          28. The Stipulation provides that: (i) if the Class Action Defendants, other than Deloitte & Touche, do not complete the Class Action Settlement, the Class Action Settlement with Deloitte & Touche shall proceed subject to the other provisions of the Stipulation; and (ii) the Settlement with Deloitte & Touche is not dependent on the approval of the settlement of the Derivative Actions or the performance by the parties to that settlement of their obligations thereunder.

               THE PROPOSED PLAN OF DISTRIBUTION
               ---------------------------------

          29. Class Action Plaintiffs' counsel propose that, if the Court approves the Settlement, the Class Action Fund, less Court-approved attorneys' fees, expenses, and notice and settlement administration costs (the "Net Class Action Fund") be distributed to all members of the Class who have not been excluded from the Class and who timely submit completed and valid Proofs of Claim ("Authorized Claimants") as provided in paragraphs 37 - 41 below.

          30. The Net Class Action Settlement Fund shall be distributed as follows:

          (a) The "Recognized Loss" of each Authorized Claimant shall be the sum of all Holding Losses and Trading Losses.

          (b)  The "Holding Loss" of each Authorized Claimant shall be:

               (i) with respect to Class Members who purchased from March 31, 1993 through March 31, 1994 inclusive ("Class A" and the "Class A Period"), $4.00 per share, for each share purchased during the Class A Period and held until the end of the Class Period;

               (ii) with respect to Class Members who purchased from April 1, 1994 through April 16, 1995 inclusive ("Class B" and the "Class B Period"), $5.00 per share, for each share purchased during the Class B Period and held until the end of the Class Period;

               (iii) with respect to Class Members who purchased from April 17, 1995 through June 14, 1995 inclusive ("Class C" and the "Class C Period"), $6.00 per share, for each share purchased during the Class C Period and held until the end of the Class Period;

               (iv) with respect to Class Members who purchased from June 15, 1995 through June 23, 1995 inclusive ("Class D" and the "Class D Period"), $3.00 per share, for each share purchased during the Class D Period and held until the end of the Class Period; and

               (v) with respect to Class Members who purchased after June 23, 1995 ("Class E" and the "Class E Period"), the purchase price minus $3.56, for each share purchased during the Class E Period and held until the end of the Class Period.

          (c)  The "Trading Loss" of each Authorized Claimant shall be:

               (i) with respect to Class Members who purchased during the Class Periods A-C, and sold during the Class D Period, the difference between the Holding Loss for the period of purchase and $3.00 per share; and

               (ii) with respect to Class Members who purchased during the Class Periods A-D, and sold in Class Period E, the difference between the Holding Loss for the period of purchase and a number which is equal to the difference between (i) $3.00 and (ii) $6.56 minus the higher of $3.56 or the sale price.

          (d) In determining Holding Loss and Trading Loss, brokers' commissions and all other transaction costs shall be excluded from the calculation, and multiple purchases and sales will be treated on a "first-in," "first-out" basis.

          31. No payment shall be made to an Authorized Claimant whose share of the Net Class Action Fund is computed to be less than $5.00. The portion of the Net Class Action Fund representing such de minimis claims shall be included in the distributions to Authorized Claimants whose share of the Net Class Action is computed to equal or exceed $5.00.


          APPLICATIONS FOR REIMBURSEMENT OF EXPENSES
                 AND AWARD OF ATTORNEYS' FEES
          ------------------------------------------

          32. Plaintiffs' Counsel have conducted the Actions without receiving any compensation for their services, and they have advanced funds to pay the necessary expenses of the Actions. They have done so on the understanding that if they were successful in obtaining a recovery, their expenses would be reimbursed and they would receive their fees from the funds recovered. Under the terms of the proposed settlements of the Actions, Plaintiffs' Counsel in each of the Actions may apply to the Court for an award of attorneys' fees and for the reimbursement of reasonable litigation costs and expenses, including fees and expenses of experts, out of the respective settlement funds in each of the Actions. Derivative Action Plaintiffs' Counsel intend to apply for an award of attorneys' fees and expenses not expected to exceed 30% of the Derivative Fund. Class Action Plaintiffs' Counsel intend to apply for an award of attorneys' fees not to exceed 30% of the Class Action Fund, excluding the amount of the Additional Resort Payment, and reimbursement of litigation costs and expenses not expected to exceed $________.

          33. The applications for attorneys' fees and expenses will be filed at least seven days before the Settlement Hearings. Class Counsel also may subsequently apply for fees and reimbursement of expenses incurred in connection with settlement administration without further notice. Attorneys' fees in the Class Action will be awarded and expenses reimbursed out of the Class Action Fund only as approved by the Court. Attorneys' fees in the Derivative Action will be awarded out of the Derivative Fund only as approved by the Court.

            PROCEDURES FOR OBJECTING TO SETTLEMENTS
            ---------------------------------------

          34. Any member of the Class who has not filed a Request for Exclusion or any Current Shareholder may appear, in person or through counsel, at the Settlement Hearing relevant to them to show cause why the proposed Settlement relevant to them should or should not be approved as fair, reasonable, and adequate; at the Class Action Settlement Hearing to show cause why the proposed plan of distribution should or should not be approved; why the Plaintiffs' Derivative Counsel or Class Action Counsel in the action relevant to them should or should not be awarded attorneys' fees, expenses, and administrative costs in connection with the relevant settlements, or why a final judgment and order of dismissal should or should not be entered, all as requested. However, no Current Shareholder or member of the Class shall be heard or entitled to contest the approval of either the proposed Derivative Settlement or the proposed Class Action Settlement, plan of distribution (as to the Class Action), applications for fees and expenses, or the final judgment and order of dismissal, unless, on or before ____________, 1998, (twenty-five business days before the Settlement Hearing) such person shall have served by hand or first class mail, postage prepaid, copies of proof of class membership (as to the Class Action Settlement Hearing) and proof of ownership of shares of Resort on November __, 1997 (as to the Derivative Settlement Hearing) and a statement of position or objection and any briefs or other papers offered or believed to support such position or objection, upon the following counsel:

     For Plaintiffs in Class Action:
     Zachary Alan Starr, Esq. -and-     Jonathan Plasse, Esq.
     STARR & HOLMAN, LLP                GOODKIND LABATON RUDOFF
     Ten East Fortieth Street,          & SUCHAROW LLP
     Suite 2904                         100 Park Avenue
     New York, New York 10016           New York, New York 10017

     For Plaintiffs in the Derivative Action:

     Jeffrey G. Smith, Esq. - and -     Joshua Rubin, Esq.
     WOLF HALDENSTEIN ADLER             ABBEY GARDY & SQUITIERI,
        FREEMAN & HERZ                  LLP
     270 Madison Avenue                 212 East 39th Street
     New York, New York, 10016          New York, New York  10016

     For Defendants in both Actions:

     Allan T. Slagel, Esq.
     SHEFSKY & FROELICH LTD.
     444 North Michigan Avenue
     Chicago, Illinois 60611

and has filed such statement of position or objection, papers, and briefs, showing proof of service on the above counsel, with the Clerk, United States District Court for the District of Colorado, 1929 Stout Street, Denver, Colorado 80294. All such statements of position or objection, papers, and briefs shall show the caption and file number of the applicable action. Any statement of position or objection shall identify any and all witnesses, documents, and other evidence of any kind to be presented at either the Derivative Settlement Hearing or the Class Action Settlement Hearing in support of the statement of position or objection, as well as the substance of the testimony to be given by any witness and of any other evidence to be presented.

          35. Any person who does not submit an objection in the form and manner specified shall be deemed to have waived the right to make any such objection and shall be foreclosed from subsequently making any objection to the fairness, adequacy, or reasonableness of the settlements, the proposed plan of distribution, the applications for fees and expenses, or the entry of a final judgment and order of dismissal.

          36. At the Settlement Hearings, the Court will determine whether to finally approve this Settlement and dismiss the Actions and the claims asserted therein. The Settlement Hearings may be adjourned from time to time by the Court without further written notice to the Class or the Current Shareholders. Each settlement will be considered separately by the Court.


        SUBMITTING PROOFS OF CLAIM IN THE CLASS ACTION
        ----------------------------------------------

          37. A Proof of Claim form, and Instructions, accompany this Notice. Each member of the Class who wishes to assert a claim for payment from the Net Class Action Fund must submit a completed and signed Proof of Claim and supporting documentation, as described in the Proof of Claim and Instructions, to the Claims Administrator:

               Resort Income Investors Litigation
               FRG Information Systems Corp.
               823 United Nations Plaza, Suite 500
               New York, New York 10017

All Proof of Claim forms must be submitted by __________________, 1998. Those submitted by mail will be considered submitted when postmarked, if mailed by first class mail, or registered or certified mail, postage prepaid, addressed in accordance with the Instructions given with the Proof of Claim form. All other Proof of Claim forms shall be considered submitted at the time they are actually received by the Claims
Administrator at its principal place of business:

               Resort Income Investors Litigation
               FRG Information Systems Corp.
               823 United Nations Plaza, Suite 500
               New York, New York 10017

Proof of Claim forms submitted after _____________, 1998 will be disallowed as untimely.

          38. ANY CLASS MEMBER WHO FAILS TO SUBMIT A VALID AND TIMELY PROOF OF CLAIM SHALL NOT RECEIVE ANY PORTION OF THE NET CLASS ACTION FUND. A CLASS MEMBER WHO DOES NOT SUBMIT A PROOF OF CLAIM WILL NEVERTHELESS BE BOUND BY ANY SETTLEMENT APPROVED AND JUDGMENT ENTERED BY THE COURT, UNLESS THE CLASS MEMBER HAS SUBMITTED A TIMELY AND VALID REQUEST FOR EXCLUSION.

          39. IF YOU ARE A CURRENT RESORT SHAREHOLDER AND NOT A CLASS MEMBER, YOU SHOULD NOT SUBMIT A PROOF OF CLAIM.

          40. If you did not receive a Proof of Claim form and Instructions with this Notice you may obtain those documents by written request addressed to the Claims Administrator, at the address given in paragraph 37 above. In your written request, you must include your name and current address.

          41. You may read or receive more than one copy of this Notice and/or Proof of Claim. Regardless of the number of copies you read or receive you should submit ONLY ONE Proof of Claim for your claim relating to your purchase of Resort stock. By submitting a Proof of Claim, you are agreeing that the United States District Court for the District of Colorado has jurisdiction with respect to your claim.


           OPTION OF EXCLUSION FROM THE CLASS ACTION
           -----------------------------------------

          42. If you are a member of the Class and wish to remain so and to participate in the settlement of the Class Action described herein, you need take no action pursuant to this section of the Notice. You will be represented by Class Counsel, Starr & Holman, LLP, Ten East Fortieth Street, New York, New York 10016, and Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, New York 10017. However, if you wish, you may choose to be represented by your own individual counsel at your own expense.

          43.  Class members may request to be excluded from the Class.
Any person or entity who timely and properly requests to be excluded will not be represented by Class Counsel and will not be bound by the judgment or entitled to participate in the settlement. If you are excluded from the Class, you may pursue, at your own expense, whatever legal rights you may have.

          44. If you are a Class member and you wish to be excluded from the Class, you must submit a "Request for Exclusion." Any Request for Exclusion must be properly completed and mailed by First Class Mail, received no later than ________, 1998 (25 business days before the Settlement Hearing) addressed to:

For Plaintiffs in the Class Action:
----------------------------------

Zachary Alan Starr, Esq.      -and-     Jonathan Plasse, Esq.
STARR & HOLMAN, LLP                     GOODKIND LABATON RUDOFF
Ten East Fortieth Street,  Suite 2904   & SUCHAROW LLP
New York, New York 10016                100 Park Avenue
                                        New York, New York 10017


For Defendant D&T in the Class Action:
-------------------------------------

  George B. Curtis, Esq.
  Gibson, Dunn & Crutcher LLP
  1801 California Street
  Suite 4100
  Denver, Colorado  80202-2641

For the Remaining Defendants in the Class Action:
------------------------------------------------

  Allan T. Slagel, Esq.
  Shefsky & Froelich Ltd.
  444 North Michigan Avenue
  Chicago, Illinois  60611

     A Request for Exclusion must be typed or printed legibly, and must set forth: your name, address, telephone number and Social Security or Taxpayer Identification number of the person requesting to be excluded from the Class; the name and address of the person in whose name the shares of Resort stock for which exclusion is being requested was registered (if different from the foregoing); the number of shares of Resort stock for which exclusion is being requested; the number of shares of Resort stock as to which losses are claimed, and the losses claimed; the date(s) of purchase or acquisition; the number of shares of Resort stock purchased or acquired; the price(s) paid for all shares of Resort stock purchased or otherwise acquired during the Class Period by the person requesting to be excluded from the Class; if the Resort stock is no longer owned, the date(s) of sale or other disposition, the number of shares sold and the proceeds received; and a statement requesting exclusion from the Class Action signed by the Class Member, or if the Class Member is not an adult, natural person or is under any disability, by a natural person duly authorized act. All Requests for Exclusion must be signed by or on behalf of the person or entity so requesting exclusion and must include proof of purchase of the shares for which exclusion is requested.

          45. If a person or entity who requests exclusion purchased Resort stock during the Class Period in joint names with others, the person or entity must state this in the Request for Exclusion, must set forth the names and current addresses of all joint purchasers, and must have each sign the Request for Exclusion. If a Request for Exclusion is made on behalf of a Class member other than (and who is not a joint purchaser with) the individual signing the request (such as a corporation of which the individual is an officer, a partnership of which the individual is a general partner, a trust of whom the individual is a trustee, or a minor or incompetent of whom the individual is a guardian), the individual signing the Request must attach documentary proof of authority to act on the Class member's behalf (such as a copy of the relevant corporate resolution, court order of appointment, or other instrument showing the individual's authority).

          46. All Class members who have not timely and properly requested exclusion will be bound by the settlement and judgment in the Class Action and may be entitled to share in the recovery obtained on behalf of the Class. To participate in the settlement of the Class Action, you are required to submit a claim pursuant to the accompanying Proof of Claim ("Proof of Claim form") and Instructions. THOSE WHO TIMELY AND PROPERLY REQUEST EXCLUSION WILL NOT BE ENTITLED TO SHARE IN THE BENEFITS OF THE SETTLEMENT OF THE CLASS ACTION AND WILL NOT SHARE IN ANY OTHER POSSIBLE BENEFITS OF OR BE BOUND BY ANY JUDGMENT. FAVORABLE OR UNFAVORABLE. ENTERED ON THE CLASS CLAIMS ASSERTED IN THE CLASS ACTION.


        RELEASE OF CLAIMS AND CONCLUSION OF LITIGATION
        ----------------------------------------------

          47. If the proposed Settlements are approved by the Court, the Court will enter a Judgment which, among other things, will:

               (a) Approve the Settlements as fair, reasonable and adequate;

               (b) Dismiss the Actions in their entirety as against all Defendants and Released Parties with prejudice and without costs to any Party as against any other Party.

               (c) Adjudge that the Plaintiffs, each Class member and each Current Shareholder, on behalf of themselves and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other person or entity having any legal or beneficial interest in the Resort Stock purchased or otherwise acquired by any member of the Class during the Class Period, shall be deemed conclusively to have fully, finally, unconditionally and forever released, settled, discharged and covenanted not to sue the other Released Parties(1) with respect to the Released Claims(2), notwithstanding any facts which Plaintiffs, Class members or Current Shareholders may learn in addition to or different from those which they now know or believe to be true with respect to the litigation, the Released Claims or the subject matter of the release.

               (d) Save as expressly excepted below, adjudge that the Released Parties shall be deemed conclusively to have fully, finally, unconditionally and forever released, settled and discharged the other Released Parties with respect to the Released Claims, notwithstanding any facts which the Released Parties may later learn in addition to or different from those which they now know or believe to be true with respect to the Actions, the Released Claims or the subject matter of the Release.

               (e) Save as expressly excepted below, bar and permanently enjoin plaintiffs, each Class member, all Current Shareholders and the Released Parties and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other person or entity having any legal or beneficial interest in the Resort Shares purchased by any member of the Class, from commencing, instituting or prosecuting the Released Claims or any action or other proceeding asserting against any of the Defendants or the other Released Parties with respect to, based on, arising from, or for the Released Claims.

               (f) Adjudge that the plaintiffs, and each Class member and all Current Shareholders shall be deemed unconditionally and forever to have released and discharged Plaintiffs and Plaintiffs' Counsel from all claims, liabilities, and causes of action in connection with plaintiffs' institution, prosecution, assertion or resolution of the Actions or the Release Claims.

               (g) Save as expressly excepted below, adjudge that Released Parties shall be deemed to have released the plaintiffs and plaintiffs' Counsel from those claims, or potential claims against Plaintiffs and Plaintiffs' Counsel which are based upon or arise out of the institution, assertion, or prosecution of the Actions, or the Released Claims.

               (h) Mr. Christopher B. Hemmeter has filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code.

As a result, neither he nor his estate shall be deemed to have delivered the releases referenced in paragraphs (d) and (g), above, and neither he nor his estate shall be enjoined as referenced in paragraph (e) above. Similarly, neither he nor his estate shall be included in the releases given in paragraph (d) and claims by the Released Parties against him and his estate (including but not limited to claims relating to Released Claims) shall not be barred or enjoined.

          48. The Court may also approve Plaintiffs' Counsel's request for attorneys' fees and expenses, to be paid from either (as applicable) the Class Action Fund or the Derivative Fund.

  NOTICE TO BANKS, BROKERS, INSTITUTIONS, AND OTHER NOMINEES
  ----------------------------------------------------------

          49. All Nominees who purchased Resort stock during the Class Period, or held such stock on November __, 1997, for the benefit of others, are required by Court order to provide to the Claims Administrator, within ten (10) days after the Nominee receives the Notice, the name and last known address of each person or entity for whom the Nominee purchased Resort stock during the Class Period or held Resort stock on November __, 1997. For each Nominee who submits to the Claims Administrator a list of such beneficial owners, the Claims Administrator shall send a copy of the Notice to each such beneficial owner with ten (10) days after receipt of such list. Alternatively, a Nominee may request from the Claims Administrator a sufficient number of additional copies of the Notice to permit the Nominee to mail a copy of the Notice directly to the beneficial owners for whom the Nominee purchased Resort stock during the Class Period or held Resort stock on November __, 1997. In such event, the Nominee is required by Court order to mail a copy of the Notice by first class mail to each such beneficial owner within ten (10) days after receipt of the additional copies of the Notice.


         EXAMINATION OF PAPERS AND FURTHER INFORMATION
         ---------------------------------------------

          50. This Notice is only a summary of the proposed settlements and is not all-inclusive. For further details of the matters discussed in this Notice, including the Stipulation described above, and for further information concerning the case, reference may be made to the documents filed in these Actions all of which may be inspected during normal business hours at the Office of the Clerk, United States District Court, 1929 Stout Street, Denver, Colorado 80294.

          51. If you have any questions with respect to the proposed settlement, this Notice, the Proof of Claim form and Instructions, or the Actions generally, you may raise them with your own attorney or advisor, or direct them in writing to the Claims Administrator:

               Resort Income Investors Litigation
               FRG Information Systems Corp.
               823 United Nations Plaza, Suite 500
               New York, New York 10017

Calls may be made to: Resort Income Investors Litigation Claims
Administrator, (212) 490-3550. PLEASE DO NOT DIRECT INQUIRIES TO THE COURT, OR TO THE CLERK OF THE COURT, EITHER BY TELEPHONE OR IN WRITING.
Dated:  _____________________, 1997




                              ______________________________
                              Clerk of the Court
                              United States District Court
                              for the District of Colorado

                              By ORDER OF THE COURT